SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CISCO SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

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CISCO SYSTEMS, INC.

September 28, 2001

DEAR CISCO SYSTEMS SHAREHOLDER:

      You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Cisco Systems, Inc., which will be held at Paramount’s Great America in the Paramount Theater, located at 1 Great America Parkway, Santa Clara, California 95054 on Tuesday, November 13, 2001, at 10:00 a.m. You will find a map with directions to the meeting on the outside back cover of the Proxy Statement.

      Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

      If you do not plan to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. Shareholders who elected to access the 2001 Proxy Statement and Annual Report over the Internet and vote their proxy online will not be receiving a paper proxy card. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

/s/ John T. Chambers
John T. Chambers
President and Chief Executive Officer

San Jose, California

YOUR VOTE IS IMPORTANT

          In order to assure your representation at the Annual Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Please reference the “Voting Electronically via the Internet or by Telephone” section on page 1 of the Proxy Statement for alternative voting methods.

CISCO SYSTEMS, INC.

170 W. Tasman Drive
San Jose, California 95134-1706

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 13, 2001

       The Annual Meeting of Shareholders (the “Annual Meeting”) of Cisco Systems, Inc. (the “Company”) will be held at Paramount’s Great America in the Paramount Theater, located at 1 Great America Parkway, Santa Clara, California 95054, on Tuesday, November 13, 2001, at 10:00 a.m. for the following purposes:

1. To elect eleven members of the Board of Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending July 27, 2002; and

3. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof is September 13, 2001. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company.

      Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you elected to receive the 2001 Proxy Statement and Annual Report electronically over the Internet you will not receive a paper proxy card and should vote online, unless you cancel your enrollment. If your shares are held in a bank or brokerage account and you did not elect to receive the materials through the Internet, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed proxy card for instructions. You may revoke your proxy vote at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Larry R. Carter
Larry R. Carter
Secretary

San Jose, California

September 28, 2001

i

CISCO SYSTEMS, INC.

170 W. Tasman Drive
San Jose, California 95134-1706

PROXY STATEMENT

FOR
ANNUAL MEETING OF SHAREHOLDERS

       These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation (the “Company”), for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m. on November 13, 2001, at Paramount’s Great America in the Paramount Theater, located at 1 Great America Parkway, Santa Clara, California 95054, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed on or about September 28, 2001 to all shareholders entitled to vote at the Annual Meeting.

PURPOSE OF MEETING

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Voting

      Holders of the Company’s common stock (“Common Stock”) are the only securityholders of the Company entitled to vote at the Annual Meeting. On September 13, 2001, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 7,334,019,051 shares of Common Stock outstanding. Each shareholder of record on September 13, 2001 is entitled to one vote for each share of Common Stock held by such shareholder on that date. Holders of a majority of the outstanding shares of Common Stock must be present or represented at the Annual Meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. In the election of directors, the eleven nominees receiving the highest number of affirmative votes will be elected. Proposal No. 2 requires the approval of the affirmative vote of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting, together with the affirmative vote of a majority of the required quorum. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of Common Stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting Electronically via the Internet or by Telephone

      Shareholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered shareholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

      If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may be eligible to vote your shares electronically over the

Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided. Shareholders who elected to receive the 2001 Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about September 28, 2001 with information on how to access shareholder information and instructions for voting.

Proxies

      Whether or not you are able to attend the Annual Meeting, you are urged to submit your proxy, which is solicited by the Company’s Board of Directors (the “Board of Directors” or the “Board”) and which when properly completed will be voted as you direct. In the event no directions are specified, such proxies will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending July 27, 2002 (Proposal No. 2), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. You may revoke or change your proxy vote at any time before the Annual Meeting by sending a written notice of revocation or submitting another proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy vote by attending the Annual Meeting and voting in person.

Solicitation of Proxies

      The Company will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material furnished to shareholders by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, the Company has retained Georgeson Shareholder Communications Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. Under the terms of an agreement dated September 10, 2001, the Company has agreed to pay $10,000, plus reasonable out of pocket expenses, to Georgeson Shareholder Communications Inc. for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by directors, officers, and/or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies otherwise than by mail and via the Internet.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

      The names of persons who are nominees for director and their positions and offices with the Company are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The eleven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. Shareholders may not cumulate votes in the election of directors.

Nominees	Positions and Offices Held With the Company

Carol A. Bartz	Director

Larry R. Carter	Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary, and Director

John T. Chambers	President, Chief Executive Officer, and Director

Carleton S. Fiorina	Director

Dr. James F. Gibbons	Director

James C. Morgan	Director

John P. Morgridge	Chairman of the Board

Arun Sarin	Director

Donald T. Valentine	Vice Chairman of the Board

Steven M. West	Director

Jerry Yang	Director

Business Experience of Nominees

      Ms. Bartz, 53, has been a member of the Board of Directors since November 1996. From April 1992 to present she has served as Chairman of the Board and Chief Executive Officer of Autodesk, Inc. From April 1992 to September 1996 she was Chairman, Chief Executive Officer and President of Autodesk, Inc. Prior to that, she was with Sun Microsystems from August 1983 to April 1992 most recently as Vice President of Worldwide Field Operations. Ms. Bartz also currently serves on the Boards of Directors of BEA Systems, Inc., Network Appliance, Inc. and VA Linux Systems, Inc.

      Mr. Carter, 58, was elected to the Board of Directors in July 2000. He joined the Company in January 1995 as Vice President, Finance and Administration, Chief Financial Officer and Secretary. In July 1997 he became the Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary. Prior to his services at the Company he was with Advanced Micro Devices, Inc. as the Vice President and Corporate Controller. Mr. Carter currently serves on the Board of Directors of eSpeed, Inc., Network Appliance, Inc., QLogic Corporation and Transmeta Corporation.

      Mr. Chambers, 52, has been a member of the Board of Directors since November 1993. He joined the Company as Senior Vice President in January 1991 and became Executive Vice President in June 1994. Mr. Chambers became President and Chief Executive Officer of the Company as of January 31, 1995. Prior to his services at the Company, he was with Wang Laboratories for eight years, most recently as Senior Vice President of U.S. Operations. Mr. Chambers currently serves on the Board of Directors of Wal-Mart Stores, Inc.

      Ms. Fiorina, 46, has been a member of the Board of Directors since January 2001. From July 1999 to present she has been the President and Chief Executive Officer of Hewlett-Packard Company and a member of its Board of Directors. Since September 2000, she has also served as Chairman of the Board of Directors of Hewlett-Packard Company. From January 1996 to July 1999, she was with Lucent Technologies, Inc., most recently as Group President of the Global Service Provider Business.

      Dr. Gibbons, 70, has been a member of the Board of Directors since May 1992. He is a Reid Weaver Dennis Professor of Electrical Engineering at Stanford University. He was Dean of the Stanford University School of Engineering from 1984 to 1996. Dr. Gibbons also currently serves on the Boards of Directors of Lockheed Martin Corporation and El Paso Natural Gas Company.

      Mr. Morgan, 63, has been a member of the Board of Directors since February 1998. He has been Chief Executive Officer of Applied Materials, Inc. since 1977 and also Chairman of the Board since 1987. He was President of Applied Materials, Inc. from 1976 to 1987. He was previously a senior partner with West Ven Management, a private venture capital partnership affiliated with Bank of America Corporation.

      Mr. Morgridge, 68, joined the Company as President and Chief Executive Officer and was elected to the Board of Directors in October 1988. Mr. Morgridge became Chairman of the Board on January 31, 1995, upon his retirement from the positions of President and Chief Executive Officer of the Company. From 1986 to 1988 he was President and Chief Operating Officer at GRiD Systems, a manufacturer of laptop computer systems.

      Mr. Sarin, 46, has been a member of the Board of Directors since September 1998. From July 2001 to present he has been the Chief Executive Officer of Accel-KKR Telecom. He was the Chief Executive Officer of InfoSpace, Inc., and a member of its Board of Directors from April 2000 to January 2001. He was the Chief Executive Officer of the USA/Asia Pacific Region for Vodafone AirTouch, Plc from July 1999 to April 2000. From February 1997 to July 1999 he was the President and Chief Operating Officer of AirTouch Communications, Inc., a wireless telecommunications services company. He served as President and Chief Executive Officer of AirTouch International from April 1994 to February 1997. Mr. Sarin joined AirTouch Communications, Inc. in 1984 and held a variety of positions, including Vice President and General Manager, Vice President, Chief Financial Officer and Controller, and Vice President of Corporate Strategy. Mr. Sarin currently serves on the Boards of Directors of GAP, Inc., Vodafone Plc and Charles Schwab Corporation.

      Mr. Valentine, 69, has been a member of the Board of Directors of the Company since December 1987 and was elected Chairman of the Board of Directors in December 1988. He became Vice Chairman of the Board on January 31, 1995. He has been a general partner of Sequoia Capital since 1974. Mr. Valentine currently serves as Chairman of the Board of Directors of Network Appliance, Inc.

      Mr. West, 46, has been a member of the Board of Directors since April 1996. He was the President and Chief Executive Officer of Entera, Inc. from September 1999 to January 2001. From January 1999 to August 1999 he was the President of the Services Business Unit at Electronic Data Systems Corporation. He was the President and Chief Executive Officer of Hitachi Data Systems, a joint venture computer hardware services company owned by Hitachi, Ltd. and Electronic Data Systems Corporation, from June 1996 to January 1999. Prior to that, Mr. West was at Electronic Data Systems Corporation from November 1984 to June of 1996, most recently as President of Electronic Data Systems Corporation Infotainment Business Unit.

      Mr. Yang, 32, has been a member of the Board of Directors since July 2000. He is a founder of Yahoo! Inc., and since March 1995 has been an executive of Yahoo! Inc. and has served as a member of its Board of Directors.

      Neither Ms. Mary Cirillo nor Mr. Edward Kozel, each of whom is currently a member of the Board of Directors, is standing for re-election at the Annual Meeting.

Board Committees and Meetings

      During the Company’s fiscal year that ended on July 28, 2001, the Board of Directors held six meetings. During this period, all of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served except Edward Kozel who attended 62% of such meetings.

      The Company has eight standing Committees: the Acquisition Committee; the Special Acquisition Committee; the Audit Committee; the Compensation/ Stock Option Committee; the Executive Committee; the Investment/ Finance Committee; the Nomination Committee; and the Special Stock Option Committee.

      The Acquisition Committee reviews acquisition strategies and candidates with the Company’s management, approves acquisitions valued below a specified dollar threshold and also makes recommendations to the Board of Directors. This Committee met on two separate occasions during the last fiscal year. This Committee currently consists of Messrs. Valentine, Chambers, Morgridge and Sarin and Ms. Bartz.

      The Special Acquisition Committee reviews acquisition strategies and candidates with the Company’s management, approves acquisitions valued below a specified dollar threshold and also makes recommendations to the Board of Directors. This committee held four meetings during the last fiscal year. The Committee currently consists of Messrs. Chambers and Kozel and Ms. Bartz.

      The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations and for selecting and meeting with the Company’s independent accountants. This Committee meets from time to time with members of the Company’s internal audit staff and also, among other things, reviews the financial, investment and risk management policies followed by the Company in conducting its business activities; the Company’s annual financial statements; the Company’s internal financial controls; and the performance of the Company’s independent accountants. The Audit Committee operates under a written Audit Committee Charter adopted by the Board, a copy of which is attached hereto as Appendix A. This Committee held seven meetings during the last fiscal year. This Committee currently consists of Ms. Cirillo and Messrs. Sarin and West. The Board has determined that each of the members of the Audit Committee is an “independent director” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc.

      The Compensation/ Stock Option Committee is responsible for reviewing the compensation arrangements in effect for the Company’s executive officers and for administering all of the Company’s employee benefit plans, including the 1996 Stock Incentive Plan. This Committee acted by unanimous written consent on fourteen separate occasions and met four times during the last fiscal year. This Committee currently consists of Messrs. Gibbons and Morgan and Ms. Bartz.

      The Executive Committee is authorized to exercise all power and authority of the Board in the oversight of the management of the business and affairs of the Company, otherwise than in connection with matters specified by law to be reserved for the full Board. This Committee held no meetings during the last fiscal year. This Committee currently consists of Messrs. Morgridge, Chambers and Valentine.

      The Investment/ Finance Committee reviews and approves the Company’s investment policy, real estate acquisitions and leasing, and the Company’s currency, interest rate and equity risk management policies. This Committee also reviews the Company’s minority investments, fixed income assets and its insurance management policies and programs. This Committee held three meetings during the last fiscal year. This Committee currently consists of Messrs. Morgridge, Carter, Kozel and Valentine and Ms. Cirillo.

      The Nomination Committee is responsible for nominating new members to be considered for the Board of Directors. This Committee held no meetings during the last fiscal year. This Committee currently consists of Messrs. Chambers and Gibbons and Ms. Bartz.

      The Special Stock Option Committee has concurrent authorization with the Compensation/ Stock Option Committee to make option grants under the 1996 Stock Incentive Plan to eligible individuals other than executive officers of the Company. This Committee held no meetings during the last fiscal year with respect to the approval of such option grants. This Committee currently consists of Messrs. Chambers and Morgridge and Ms. Bartz.

Director Compensation

      Non-employee directors were each paid a $32,000 annual retainer fee for serving on the Board during the 2001 fiscal year, except that the fee paid to Mr. Yang was increased to $40,000 to compensate him for his period of Board service in July 2000 prior to the start of the Company’s 2001 fiscal year and the fee paid to Ms. Fiorina was pro-rated to $26,667 because her period of Board service did not commence until January 2001. During such fiscal year, non-employee directors were also eligible to participate in the Discretionary Option Grant Program in effect under the 1996 Stock Incentive Plan and to receive periodic option grants under the Automatic Option Grant Program in effect under the 1996 Stock Incentive Plan. Directors who are also employees of the Company are eligible to receive options under the Company’s 1996 Stock Incentive Plan and to participate in the Company’s 1989 Employee Stock Purchase Plan, the Company’s 401(k) Plan, and the Company’s Management Incentive Plan.

      At the Annual Meeting of Shareholders held on November 14, 2000, each of the following non-employee directors re-elected to the Board received an option grant under the Automatic Option Grant Program for 15,000 shares of Common Stock with an exercise price of $53.125 per share: Mses. Bartz and Cirillo and Messrs. Gibbons, Morgan, Sarin, Valentine and West. Ms. Fiorina received an initial automatic option grant under the Automatic Option Grant Program for 30,000 shares on January 9, 2001 when she was first elected to the Board, with an exercise price of $37.125 per share. The exercise price in effect for each option is equal to the fair market value per share of Common Stock on the grant date. Each option has a maximum term of nine years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service. The shares subject to each 15,000-share grant will vest in two equal annual installments upon the optionee’s completion of each year of Board service over the two year period beginning on the grant date. The shares subject to the 30,000-share grant made to Ms. Fiorina will vest in four successive equal annual installments upon the completion of each year of Board service over the four year period beginning on the grant date. Each option is immediately exercisable for all of the shares underlying the option; however, any shares purchased under the option will be subject to the Company’s right to repurchase any then unvested shares, at the option exercise price paid per share, upon the optionee’s cessation of Board service. Lastly, the vesting of the shares underlying the options immediately accelerate in full upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a Board member.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed herein.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

General

      The Company is asking the shareholders to ratify the Board of Director’s appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending July 27, 2002. The affirmative vote of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting, together with the affirmative vote of a majority of the required quorum, is required to ratify such appointment.

      In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company’s and its shareholders’ best interests.

      PricewaterhouseCoopers LLP has audited the Company’s financial statements annually since the Company’s 1988 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Audit Fees

      PricewaterhouseCoopers LLP has billed the Company $1,830,000, in the aggregate, for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the Company’s 2001 fiscal year and the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the Company’s 2001 fiscal year.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP has billed the Company $3,670,000, in the aggregate, for professional services related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

      PricewaterhouseCoopers LLP has billed the Company $13,126,000, in the aggregate, for professional services rendered by PricewaterhouseCoopers LLP for all services other than those services covered in the sections captioned “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the Company’s 2001 fiscal year. These other services include (i) tax planning and assistance with the preparation of returns, (ii) services rendered in connection with acquisitions made by the Company, (iii) assistance with regulatory filings, and (iv) consultations on the effects of various accounting issues and changes in professional standards.

      In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending July 27, 2002, the Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent accountants for the fiscal year ending July 27, 2002.

OWNERSHIP OF SECURITIES

      The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock as of July 28, 2001 for (i) all persons who are beneficial owners of five percent or more of the outstanding shares of Common Stock as of July 28, 2001, (ii) each director and nominee for director of the Company, (iii) the Company’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) all executive officers and directors as a group as of July 28, 2001:

	Number
	of Shares
	Beneficially	Percent
Name	Owned(1)	Owned(2)

Carol A. Bartz(3)	297,928	*

Larry R. Carter(4)	3,438,081	*

John T. Chambers(5)	21,385,667	*

Mary A. Cirillo(6)	220,717	*

Carleton Fiorina	30,450	*

James F. Gibbons	135,920	*

Richard J. Justice(7)	1,615,751	*

Edward R. Kozel(8)	1,148,889	*

James C. Morgan(9)	214,300	*

John P. Morgridge(10)	84,127,513	1.1

James Richardson	2,629,551	*

Arun Sarin	128,000	*

Donald T. Valentine(11)	4,014,983	*

Michelangelo Volpi(12)	1,801,768	*

Steven M. West(13)	140,400	*

Jerry Yang(14)	69,721	*

All executive officers and directors as a group (19 Persons)	133,230,159	1.8

*	Less than one percent.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned by each person or group as of July 28, 2001 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after July 28, 2001, including, but not limited to, upon the exercise of options.

(2)	For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 7,324,134,100 shares of Common Stock outstanding on July 28, 2001 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of July 28, 2001, including, but not limited to, upon the exercise of options.

(3)	Includes 2,928 shares held by Carol Bartz’s spouse, Bill Marr.

(4)	Includes 27,596 shares held by the Carter Revocable Trust dated October 18, 1994.

(5)	Includes 35,928 shares held by the Sequoia Capital VII Partnership, in which John Chambers holds an economic interest. Mr. Chambers disclaims beneficial ownership of shares of Common Stock held by the Sequoia Capital VII Partnership, except to the extent of his pecuniary interest therein.

(6)	Includes 13,500 shares held by Mary Cirillo’s spouse, Jay Goldberg.

(7)	Includes 21,836 shares held by the 1990 Justice Family Trust.

(8)	Includes 12,500 shares held by Edward R. and Sara T. Kozel, Trustees for the Kozel Revocable Trust dated December 27, 1994.

(9)	Includes 9,300 shares held by James Morgan’s spouse, Rebecca Q. Morgan.

(10)	Includes 78,020,191 shares held by John P. Morgridge and Tashia F. Morgridge as Trustees of the Morgridge Family Trust (UTA DTD 6/30/88), 96,238 shares held by John Morgridge’s spouse, Tashia F. Morgridge, and 4,652,222 shares held in the Morgridge Family Foundation.

(11)	Includes 1,963,214 shares held by the Donald T. Valentine Family Trust Under Agreement dated April 29, 1967. Also includes 1,426,769 shares held in total by the following partnerships in which Mr. Valentine holds a partnership or other economic interest: 506,782 shares held by Sequioa Capital IX, 93,541 shares held by Sequoia Capital IX Principles Fund, 78,008 shares held by Sequoia Capital Entrepreneurs Fund, 179,006 shares held by Sequoia Capital Seed Fund, 19,858 shares held by Sequoia Technology Partners VII, 454,232 shares held by Sequoia Capital VII, 7,924 shares held by Sequoia International Partners, 66,214 shares held by Sequoia Capital VIII, 4,384 shares held by Sequoia International Partners VIII Q, 840 shares held by Sequoia International Technology Partners VIII, 5,328 shares held by Sequoia 1997, 9,192 shares held by SQP 1997 and 1,460 shares held by CMS Partners (collectively the “Sequoia Entities”). Mr. Valentine disclaims beneficial ownership of shares of Common Stock held by the Sequoia Entities, except to the extent of his pecuniary interest therein.

(12)	Includes 74 shares held by Michelangelo Volpi’s son, Marco Volpi.

(13)	Includes 400 shares held by Steven West’s spouse, Donna Karam.

(14)	Includes 2,388 shares held in the Red Husley Foundation, 34,145 shares held in the Jerry Yang Charitable Trust and 3,188 shares held in the Jerry Yang Revocable Trust.

Compliance with SEC Reporting Requirements

      Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s directors, executive officers and any persons holding more than ten percent of the outstanding Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission (“SEC”). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based solely of its review of (i) copies of Section 16(a) reports that the Company received from such persons for their transactions during the Company’s 2001 fiscal year and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the Company’s 2001 fiscal year, the Company believes that all reports required to be filed under Section 16(a) have been filed on a timely basis by the foregoing persons for the Company’s 2001 fiscal year, except as follows. Ms. Cirillo, a member of the Board of Directors, filed a late Form 5 report for the Company’s 2000 fiscal year and failed to timely file Form 4 reports with respect to (i) seven purchase transactions that occurred over a twenty-two month period beginning in December 1998 and covered a total of 1,920 shares of Common Stock and (ii) five sale transactions that occurred over a twelve month period beginning in January 2000 and covered a total of 205 shares of Common Stock. These transactions were subsequently reported by Ms. Cirillo in May 2001 as follows: a late Form 4 for October 2000 in which one of the late purchase transactions was reported; an amendment to a previously filed Form 4 for December 2000 in which one of the late sale transactions was reported; and an amendment to the Form 5 filed for the Company’s 2000 fiscal year in which the remaining six late purchase transactions and four late sale transactions were reported. Mr. Morgan, a member of the Board of Directors, filed an amended Form 3 in September 2001 in which he reported 300 shares of Common Stock owned by his spouse which he failed to report on his original Form 3. Mr. Morgridge, a member of the Board of Directors, filed a late Form 4 on March 8, 2001 with respect to 346 shares of Common Stock distributed to him in October 2000 from a partnership in which he held a limited partnership interest. In addition, Mr. Richardson, one of the Company’s Senior Vice Presidents, filed an amended Form 3 in September 2001 in which he reported an additional 445 shares of Common Stock purchased under the Company’s Employee Stock Purchase Plan which he failed to include in his Common Stock holdings reported on his original Form 3.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation/ Stock Option Committee Report

      The Compensation/ Stock Option Committee (the “Committee”) of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.

Compensation Philosophy and Objectives

      The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of the Company’s competitors. Within this overall philosophy, the Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a group of specifically identified peer companies (the “Peer Companies”) and other selected companies with which the Company competes for executive talent.

•	Provide annual variable incentive awards that take into account the Company’s overall financial performance in terms of designated corporate objectives and the relative performance of the Peer Companies as well as individual contributions and a measure of customer satisfaction.

•	Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

      The three major components of the Company’s executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term, equity-based incentive awards.

      The Committee determines the compensation levels for the executive officers with the assistance of the Company’s Human Resources Department, which works with an independent consulting firm that furnishes the Committee with executive compensation data drawn from a nationally recognized survey of similarly sized technology companies which have been identified as the Peer Companies. A significant number of the Peer Companies are listed in the Hambrecht & Quist Technology Index, which is included in the Stock Performance Graph for this Proxy Statement. Certain companies not included in this Index were considered Peer Companies because the Company competes for executive talent with those companies. However, some organizations in the Hambrecht & Quist Technology Index were excluded from the Peer Company list because they were not considered competitors for executive talent or because compensation information was not available.

      The positions of the Company’s CEO and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the practices of the Peer Companies concerning stock option grants were reviewed and compared.

      Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies. The Company’s policy is to target base salary levels between the 25th and 50th percentile of compensation practices at Peer Companies.

      Variable Incentive Awards. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company’s achievement of the financial performance targets established at the beginning of the fiscal year and also includes a range for the executive’s contribution, a measure of customer satisfaction and a strategic component tied to the Company’s performance relative to a select group of competitors. The incentive plan sets a threshold level of Company performance based on both revenue and profit before interest and taxes that must be attained before any incentives are awarded. Once the fiscal year’s threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at the Peer Companies and is stated in terms of an escalating percentage of the officer’s base salary for the year. In fiscal year 2001, the Company failed to achieve its corporate financial performance targets. As a result, despite exceeding both the strategic target tied to revenue performance relative to the selected competitor group and the corporate target for customer satisfaction, and in accordance with the variable incentive award formula, no variable incentive awards were paid to the executive officers.

      Long-Term, Equity-Based Incentive Awards. The goal of the Company’s long-term, equity-based incentive awards is to align the interests of executive officers with shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of the long-term, equity-based incentives according to each executive’s position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the Peer Companies, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee’s discretion.

      During fiscal year 2001, the Committee made option grants to Messrs. Carter, Chambers, Justice, Richardson and Volpi under the Company’s 1996 Stock Incentive Plan. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options granted to this group of individuals in November 2000 and in May 2001 vest in periodic installments over a five year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option grants will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

      CEO Compensation. The annual base salary for Mr. Chambers was established by the Committee on July 27, 2000, for the period July 30, 2000 to July 28, 2001. The Committee’s decision was based on both Mr. Chambers’ personal performance of his duties and the salary levels paid to chief executive officers of the Peer Companies, but set below the 25th percentile of the surveyed data in order to have a substantial portion of his total compensation, in the form of variable incentive awards and stock option grants, tied to Company performance and stock price appreciation. On April 1, 2001, Mr. Chambers requested that his base salary be lowered to a rate of $1.00 annually. On May 11, 2001, the Committee agreed to honor this request until such a time as the Committee deems it appropriate to return Mr. Chambers’ base salary to a market competitive level. The Committee continues to assess the market data for chief executive officers’ salary levels at the Peer Companies to ensure that, when reinstated, Mr. Chambers’ compensation is consistent with Cisco’s stated compensation objectives relative to base salary.

      Mr. Chambers’ 2001 fiscal year incentive compensation was based on the actual financial performance of the Company in failing to achieve designated corporate financial objectives despite attaining a strategic revenue objective measured against competitor performance and a customer satisfaction rating in excess of target. Mr. Chambers did not receive an incentive award for fiscal year 2001 in accordance with the formula for the incentive plan used for all executive officers. The option grant made to Mr. Chambers during the 2001 fiscal year was awarded at the same time the Committee granted stock options to other employees under the Company’s broad-based stock option program. The option grant made to Mr. Chambers was based upon his performance and leadership with the Company and placed a significant portion of his total compensation at risk, since the value of the option grant depends upon the appreciation of the Company’s Common Stock over the option term.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered to be performance based. The Company’s 1996 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Non-performance based compensation paid to the Company’s executive officers for the 2001 fiscal year did not exceeded the $1 million limit per officer for any of the Named Officers subject to Section 162(m). The Committee has decided that it is not appropriate at this time to take any action to limit the Company’s discretion to design the cash compensation packages payable to the Company’s executive officers.

Submitted by the Compensation/ Stock Option Committee

Carol Bartz, Chairman

James F. Gibbons
James C. Morgan

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation/ Stock Option Committee of the Company’s Board of Directors for the Company’s 2001 fiscal year were those named above in the Compensation/ Stock Option Committee Report. No member of this Committee was at any time during the Company’s 2001 fiscal year or at any other time an officer or employee of the Company.

      No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors.

Summary of Cash and Certain Other Compensation

      The following table sets forth the compensation earned, by the Company’s Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for the Company’s 2001 fiscal year were in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three or fewer fiscal years during which such individuals served as executive officers of the Company. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the Company’s 2001 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the following table are collectively referred to as the “Named Officers.”

SUMMARY COMPENSATION TABLE

	Compensation

					Long-Term
	Annual Compensation			Other Annual	Compensation	All Other
				Compensation	Awards	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	($)(2)	Options(#)	($)(3)

John T. Chambers	2001	268,131	0	0	6,000,000	1,500
President, Chief Executive	2000	323,319	1,000,000	0	4,000,000	1,500
Officer, Director	1999	305,915	637,184	0	5,000,000	1,500

Larry R. Carter	2001	424,212	0	0	600,000	1,500
Senior Vice President,	2000	386,262	861,750	0	850,000	1,500
Finance and Administration,	1999	367,063	612,131	13,085	640,000	1,500
Chief Financial Officer, Secretary and Director

Richard J. Justice(4)	2001	384,462	0	0	600,000	1,500
Senior Vice President,	2000	335,241	748,186	17,134	900,000	1,500
Worldwide Field Operations

James Richardson(4)	2001	383,108	0	0	587,500	1,500
Senior Vice President,	2000	277,907	580,458	0	650,000	1,500
Enterprise Line of Business

Michelangelo Volpi(4)	2001	380,346	0	0	600,000	1,500
Senior Vice President,	2000	317,885	710,331	0	900,000	1,500
Chief Strategy Officer

(1)	The amounts shown under the Bonus column represent cash bonuses earned for the indicated fiscal years.

(2)	The amounts reported consist of reimbursement for the payment of taxes attributable to imputed interest income on certain loans made by the Company to the Named Officer.

(3)	Represents the matching contribution which the Company made on behalf of each Named Officer to the Company’s 401(k) Plan.

(4)	Appointed an executive officer on April 17, 2000. Effective August 23, 2001, Messrs. Richardson and Volpi assumed the positions of Senior Vice President, Chief Marketing Officer and Senior Vice President, Internet Switching and Services, respectively.

Stock Options

      The following table provides information with respect to the stock option grants made during the Company’s 2001 fiscal year under the Company’s 1996 Stock Incentive Plan to the Named Officers. No stock appreciation rights were granted to the Named Officers during the fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	% of Total			Value of Assumed Annual
	Securities	Options			Rates of Stock
	Underlying	Granted to			Price Appreciation
	Options	Employees	Exercise		for Option Term(3)
	Granted	in Fiscal	Price	Expiration
Name	(1)	Year	($/Share)(2)	Date	5%($)	10%($)

John T. Chambers	4,000,000	1.3429	50.3750	11/13/09	111,092,636	273,626,460
	2,000,000	.6715	18.5700	05/14/10	20,476,330	50,434,177

Larry R. Carter	400,000	.1343	50.3750	11/13/09	11,109,264	27,362,646
	200,000	.0671	18.5700	05/14/10	2,047,633	5,043,418

Richard J. Justice	400,000	.1343	50.3750	11/13/09	11,109,264	27,362,646
	200,000	.0671	18.5700	05/14/10	2,047,633	5,043,418

James Richardson	400,000	.1343	50.3750	11/13/09	11,109,264	27,362,646
	187,500	.0629	18.5700	05/14/10	1,919,656	4,728,204

Michelangelo Volpi	400,000	.1343	50.3750	11/13/09	11,109,264	27,362,646
	200,000	.0671	18.5700	05/14/10	2,047,633	5,043,418

(1)	Options were granted on November 13, 2000 and May 14, 2001 and have a maximum term of nine years measured from the applicable grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Each of the options granted in November 2000 will become exercisable for 20% of the option shares upon the completion of one year of service measured from the grant date and will become exercisable for the remaining shares in equal monthly installments over the next 48 months of service thereafter. Each of the options granted in May 2001 will become exercisable for the option shares in a series of successive equal monthly installments upon completion of each month of service over the 60-month period measured from the grant date. However, each of the November 2000 and May 2001 options will immediately become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership of the Company.

(2)	The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares. The Company also has the authority to finance the optionee’s exercise of the option by loaning such individual on a full-recourse basis sufficient funds to cover the exercise price for the purchased shares, together with any federal and state withholding tax liability incurred by the optionee in connection with the option exercise.

(3)	There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the nine year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Holdings

      The table below sets forth information with respect to the Named Officers concerning their exercise of options during the Company’s 2001 fiscal year and the unexercised options held by them as of the end of such year. No stock appreciation rights were exercised during the fiscal year, and no stock appreciation rights were outstanding at the end of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised
	Number of	Value	Options at July 28, 2001
	Shares Acquired	Realized
Name	on Exercise	($)(1)	Exercisable	Unexercisable

John T. Chambers	0	$0	18,791,667	12,608,333

Larry R. Carter	500,000	29,009,200	3,311,125	1,743,875

Richard J. Justice	0	0	1,516,959	1,729,291

James Richardson	0	0	1,391,979	1,632,083

Michelangelo Volpi	1,187,312	30,412,046	916,250	1,583,750

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Value of Unexercised
	In-the-Money Options
	at July 28, 2001($)(2)

Name	Exercisable	Unexercisable

John T. Chambers	185,775,479	8,585,071

Larry R. Carter	31,218,883	1,620,798

Richard J. Justice	10,575,554	1,124,164

James Richardson	10,053,470	1,461,388

Michelangelo Volpi	3,105,965	810,740

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	Based upon the market price of $19.06 per share, which was the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the Company’s 2001 fiscal year, less the option exercise price payable per share.

Employment Contracts, Termination of Employment, and Change in Control Agreements

      As of the end of the Company’s 2001 fiscal year, none of the Company’s executive officers had employment or severance agreements with the Company, and their employment could be terminated at any time at the discretion of the Board of Directors.

      Each outstanding option under the Company’s 1996 Stock Incentive Plan will vest and become immediately exercisable for all of the option shares at the time subject to that option in the event there should occur a hostile take-over of the Company, whether through a tender offer for more than thirty-five percent of the Company’s outstanding voting securities which the Board does not recommend the shareholders to accept or a change in the majority of the Board as a result of one or more contested elections for Board membership.

Certain Relationships and Related Transactions

      From time to time, the Company may provide loans to certain officers of the Company in connection with their employment. On December 24, 2000, the Company loaned Kevin Kennedy, who at the time was Senior Vice President, IOS Technologies and Service Provider Line of Business, the amount of $3,800,000. The loan is a full recourse obligation of Mr. Kennedy and bears interest at the rate of 6.01% per year, compounded semi-annually. The entire balance of the loan (principal and accrued interest) is scheduled to become due and payable in one lump sum on December 26, 2002, subject to acceleration in the event Mr. Kennedy should cease to remain in the Company’s service prior to that date. The loan documents provide that Mr. Kennedy must at all times maintain ownership of a sufficient number of vested stock options for the Company’s common stock such that the after-tax value of the spread on those options (the excess of the fair market value of the vested shares subject to those options over the exercise price payable for those shares) is at least equal to the unpaid balance of the loan. To the extent the after-tax value of the spread on the vested options falls below the loan balance by reason of one or more option exercises, Mr. Kennedy must either pay down the loan balance or pledge vested shares of the Company’s common stock as collateral for the loan. As of August 31, 2001, the outstanding unpaid balance of Mr. Kennedy’s loan was approximately $3,958,000.

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

      The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2001 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

      The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2001 fiscal year for filing with the SEC.

Submitted by the Audit Committee

Steven M. West, Chairman

Mary Cirillo
Arun Sarin

STOCK PERFORMANCE GRAPH

      The graph depicted below shows a comparison of cumulative total shareholder returns for the Company, the Standard & Poor 500 Stock Index and the Hambrecht & Quist Technology Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

[PERFORMANCE GRAPH]

			HAMBRECHT & QUIST
	CISCO SYSTEMS, INC.	S&P 500	TECHNOLOGY

7/26/96	100.00	100.00	100.00
7/25/97	155.00	152.00	169.00
7/24/98	285.00	181.00	182.00
7/30/99	544.00	218.00	294.00
7/28/00	1100.00	238.00	490.00
7/27/01	334.00	204.00	244.00

	7/26/96	7/25/97	7/24/98	7/30/99	7/28/00	7/27/01

Cisco Systems, Inc.	$100	$155	$285	$544	$1,100	$334
Standard & Poor 500 Stock Index	100	152	181	218	238	204
Hambrecht & Quist Technology Index	100	169	182	294	490	244

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings made by the Company under those statutes, the preceding Compensation/ Stock Option Committee Report and the Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

Notes

      (1)  The graph covers the period from July 26, 1996, the last trading day before the Company’s 1997 fiscal year, to July 27, 2001, the last trading day before the Company’s 2002 fiscal year.

      (2)  The graph assumes that $100 was invested in the Company on July 26, 1996, in Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on shares of Common Stock.

      (3)  Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

SHAREHOLDER PROPOSALS FOR 2002 PROXY STATEMENT

      Shareholders of the Company may submit proposals on matters appropriate for shareholder action at meetings of the Company’s shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For such proposals to be included in the Company’s proxy materials relating to its Annual Meeting of Shareholders to be held in 2002, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than May 31, 2002. Such proposals should be delivered to Cisco Systems, Inc., 170 W. Tasman Drive, San Jose, California 95134-1706, Attn: Secretary, with a copy to Cisco Systems, Inc., 170 W. Tasman Drive, San Jose, California 95134-1706, Attn: Senior Vice President, Corporate Affairs.

      Except in the case of proposals made in accordance with Rule 14a-8, the Bylaws of the Company require that shareholders intending to bring any business before an annual meeting of shareholders deliver written notice thereof to the Secretary of the Company not less than sixty nor more than ninety days prior to the anniversary of the date on which the Company first mailed its proxy materials for its immediately preceding annual meeting of shareholders (as specified in the Company’s proxy materials for its immediately preceding annual meeting of shareholders). However, in the event that the annual meeting is called for a date which is not within thirty days of the anniversary of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. The Bylaws of the Company further require, among other things, that the notice by the shareholder set forth a description of the business to be brought before the meeting and certain information concerning the shareholder proposing such business, including such shareholder’s name and address, the class and number of shares of the Company’s capital stock that are owned beneficially by such shareholder and any material interest of such shareholder in the business proposed to be brought before the meeting. The chairman of the meeting may refuse to permit to be brought before the meeting any shareholder proposal (other than a proposal made in accordance with Rule 14a-8) not made in compliance with these requirements. Similar procedures prescribed by the Bylaws of the Company are applicable to shareholders desiring to nominate candidates for election as directors.

      In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, if the Company is not provided with notice of such proposal on or prior to July 30, 2002.

FORM 10-K

      THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 28, 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CISCO SYSTEMS, INC., 170 W. TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706, ATTN: INVESTOR RELATIONS.

OTHER MATTERS

      The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ LARRY R. CARTER
Larry R. Carter
Secretary

Dated: September 28, 2001

APPENDIX A

CISCO SYSTEMS, INC.

CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1. Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Company’s audit and financial reporting process.

      The independent accountants’ ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section 3 of the Charter. The Committee shall be given full access to the Company’s Internal Control Services group, Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities.

2. Composition of the Audit Committee

      The Audit Committee shall be comprised of three or more directors, each of whom will be independent as defined by the National Association of Securities Dealers, Inc. (NASD).

      All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.

      At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3. Responsibilities and Duties

      To fulfill its responsibilities and duties, the Audit Committee shall:

1. Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

2. Review the accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations.

3. Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4. Review the Company’s annual financial statements.

5. Review any management letter prepared by the independent accountants and review the Company’s internal financial controls, including the activities of the Company’s Internal Controls Services department.

6. Recommend to the Board of Directors the selection of the independent accountants.

7. Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

A-1

8. Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

9. Review the performance of the independent accountants and approve any proposed changes in accountants when circumstances warrant.

10. Following completion of the annual audit, review separately with the independent accountants, the Internal Control Services department, and management any significant difficulties encountered during the course of the audit.

11. Report to the Board on the major items covered at each Audit Committee meeting and make recommendations to the Board and management concerning these matters.

12. Perform any other activities consistent with this charter, the Corporation’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

4. Audit Committee Meetings

      The Committee will meet on a regular basis, approximately 3 to 4 times each year, and will hold special meetings as circumstances require. The timing of the meetings shall be determined by the Audit Committee.

      At all Audit Committee meetings a majority of the total number of members shall constitute a quorum.

5. Communication Between Audit Committee Meetings

      The Committee will meet at any time if the independent accountants believe that certain communication to the committee (e.g., significant events, transactions or changes to accounting principles affecting the quality of financial statements) is required in connection with their review of quarterly reporting.

A-2

DIRECTIONS TO PARAMOUNT’S GREAT AMERICA MAP

1028-PSA-01

CISCO SYSTEMS

(CISCO SYSTEMS LOGO)

CISCO SYSTEMS, INC.
c/o Proxy Services
P.O. Box 9142
Farmingdale, NY 11735

VOTE BY INTERNET — www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12- digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cisco Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE
VOTING BY TELEPHONE OR INTERNET

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CISSYS	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CISCO SYSTEMS, INC.

1.	To elect eleven members of the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified.
NOMINEES: (01) Carol A. Bartz, (02) Larry R. Cartier, (03) John T. Chambers, (04) Carleton S. Florina, (05) Dr. James F. Glabonis, (06) James C. Morgan, (07) John P. Morgridge, (08) Arun Sarin, (09) Donald T. Valentine, (10) Steven M. West, (11) Jarry Yang.	For All [ ]	Withhold All [ ]	For All Except [ ]	To withhold authority to vote, mark “For All Except” and write the inside number on the line below.

Vote On Proposal		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending July 27, 2002;	[ ]	[ ]	[ ]

3.	To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE ON THE REVERSE SIDE	[ ]

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

PROXY

CISCO SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 13, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CISCO SYSTEMS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the shareholders’ meeting to be held November 13, 2001 and the proxy statement, and appoints John T. Chambers and Larry R. Carter or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of the Company to be held at Paramount’s Great America in the Paramount Theater, located at 1 Great America Parkway, Santa Clara, California 95054, on Tuesday, November 13 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy are as of September 13, 2001, and shall be voted in the manner set forth on the reverse side.

              ADDRESS CHANGE: ____________________________________________________________________________

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SEE REVERSE SIDE	CONTINUED AND TO SIGNED ON REVERSE SIDE	SEE REVERSE SIDE